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                                                                                                    EXHIBIT 12

                       STATEMENT OF COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES

                                AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                                            (Dollars in thousands)

                                                                                            Nine months ended
                                                   Year ended December 31                       September 30
                                     ---------------------------------------------------    ----------------
                                      1996       1995       1994       1993       1992       1997       1996
                                     ------     ------     ------     ------     ------     ------     -----

Earnings (loss) before income taxes   $9,733   ($32,211)   ($8,102)    $6,144    $11,848     $7,517     $7,095
Interest expense                      28,864     23,147     21,057     14,605     14,609     24,353     20,124
Interest portion of rental expense     2,567      2,667      2,700      2,333      1,833      3,022      2,080
Other - capitalized interest
    included in other income            (400)                                                  (320)
                                     -------    -------    -------    -------    -------    -------    -------
                                     $40,764    ($6,397)   $15,655    $23,082    $28,290    $34,572    $29,299
                                     =======    =======    =======    =======    =======    =======    =======

Fixed Charges
  Interest expense                   $28,864    $23,147    $21,057    $14,605    $14,609    $24,353    $20,124
  Zero Coupon Debenture                                                                         100
  Interest portion of rental           2,567      2,667      2,700      2,333      1,833      3,022      2,080
                                     -------    -------    -------    -------    -------    -------    -------
                                     $31,431    $25,814    $23,757    $16,938    $16,442    $27,475    $22,204
                                     =======    =======    =======    =======    =======    =======    =======

Ratio of earnings to fixed charges      1.30 x      --         --        1.36 x     1.72 x     1.26 x     1.32 x
                                     =======    =======    =======    =======    =======    =======    =======

Deficiency of earnings                          $32,211     $8,102
                                                =======    =======
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